Exhibit 10.15

APNIMED, INC.

NON-STATUTORY STOCK OPTION AGREEMENT

GRANTED UNDER 2017 STOCK INCENTIVE PLAN, AS AMENDED

Apnimed, Inc. (the “Company”) hereby grants to the undersigned, the following stock option pursuant to the terms of this Non-Statutory Stock Option Agreement, including the Incorporated Terms and Conditions attached hereto (this “Agreement”), and its 2017 Stock Incentive Plan, as amended (the “Plan”). In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Plan.

Participant:	[_________]

Grant Date of this Option:	[_________]

Non-Statutory Option	The Option is intended to be a non-statutory stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

Number of Shares:	[_________] shares of Common Stock of the Company (the “Shares”).

Per Share Exercise Price:	$[_________]

Vesting Schedule:	Subject to the Incorporated Terms and Conditions, specifically including but not limited to, Participant’s continuous relationship with the Company pursuant to Section 3(b) thereof, [_________] percent ([_]%) of this Option will become exercisable (“vest”) [_________].

Vesting Start Date	[_________]

Final Exercise Date:	[_________], or earlier as provided in this Agreement or the Plan.

The undersigned Participant hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including, without limitation, the attached Incorporated Terms and Conditions. The undersigned hereby acknowledges receipt of a copy of the Company’s Plan.

PARTICIPANT:	APNIMED, INC.

By:
Name: [_________]		Name: Lawrence G. Miller
Address:		Title: Chief Executive Officer

APNIMED, INC.

STOCK OPTION AGREEMENT

INCORPORATED TERMS AND CONDITIONS

1. Option Subject to Plan; Participant.

This Option is subject to the provisions of the Company’s 2017 Stock Incentive Plan, as amended (the “Plan”), including the provisions relating to amendments to the Plan, a copy of which is furnished to the Participant with this Option. Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2. Vesting Schedule; Acceleration of Vesting Upon a Company Sale.

(a) Subject to Section 2(b) below and Section 3(b) hereof, this Option will become vested and exercisable in accordance with the vesting schedule set forth on the cover page of this Agreement.

(b) Subject to Section 3(b) and Section 3(f) hereof, if a Company Sale (as defined below) occurs, then this Option will become vested and exercisable with respect to all Shares subject thereto immediately prior to the closing of such Company Sale.

For purpose of this Agreement “Company Sale” shall mean:

(1) a merger or consolidation in which (A) the Company is a constituent party, or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (A) or (B) any such merger or consolidation involving the Company or a subsidiary of the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (I) the surviving or resulting corporation or (II) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(2) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a subsidiary of the Company of all or substantially all the assets of the Company and the subsidiaries of the Company taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company); or

(3) the sale or transfer, in a single transaction or series of related transactions, in which the Company is a party and more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.

(c) The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this Option shall be in writing pursuant a notice of exercise in substantially the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee, or officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) or (e) below, the right to exercise this Option shall terminate three (3) months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant, and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this Option shall be exercisable, within the period of one (1) year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the Participant’s delivery of a notice of exercise of the Option, the Participant’s right to exercise the Option shall be suspended from the time of the delivery of such notice of exercise until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise the Option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship and no Shares shall be issued to Participant with respect to the exercise notice). If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall exist under the following conditions: (i) the Participant’s willful and continued failure to substantially perform his or her duties to the Company after the Company’s Board of Directors has delivered to the Participant a written demand for substantial performance and opportunity to cure which sets forth in reasonable detail the reasons the Company’s believes that the Participant has not substantially performed his or her duties; (ii) the Participant having committed fraud, willful misconduct, dishonesty or other intentional action in any such case which is materially injurious to the Company or its reputation; (iii) the Participant having been convicted of, or having plead guilty or no contest to, a felony or crime of moral turpitude in a court of any jurisdiction which results in material harm to the reputation of the Company; or (iv) the Participant’s material breach of any material written agreement between the Participant and the Company or any subsidiary of the Company, provided that the Participant fails to cure such breach within thirty (30) days after receiving written notice thereof. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of the Participant’s death or disability. The determination as to whether the Participant has been terminated for Cause shall be made in good faith by the Company’s Board of Directors and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate the Participant’s business relationship with the Company (or any subsidiary, parent, affiliate, or any successor thereto).

(f) Company Sale. The Company may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by stockholders of the Company upon consummation of a Company Sale. Notwithstanding the foregoing, if at the time of a Company Sale the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Company Sale, the Company may cancel the Option without the payment of any consideration therefor.

4. Company Right of First Refusal.

(a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this Option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option to purchase the Offered Shares granted to the Company under Section 4(b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 4(b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4.

(f) Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h) No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i) Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5. Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6. Tax Matters.

(a) Withholding Taxes. As a condition to the issuance of any shares of Common Stock subject to the Option, the Company may withhold, or require the Participant to pay or reimburse the Company for any taxes which the Company determines are required to be withheld under federal, state or local law in connection with the exercise of the Option.

(b) Tax Consequences. The Participant understands that there may be adverse federal or state tax consequences as a result of his or her purchase or disposition of the Shares. The Participant also acknowledges that he or she has been advised to consult with a tax advisor in connection with the purchase or disposition of the Shares. The Participant is not relying on the Company for tax advice.

7. Transfer Restrictions.

(a) This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant (or in the case of death by an authorized transferee).

(b) The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this Option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4 and Section 5; provided that such a written confirmation shall not be required with respect to (1) Section 4 after such provision has terminated in accordance with Section 4(g) or (2) Section 5 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

8. Consent of Spouse. If Participant is married on the date of this Agreement, such Participant’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”). Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights of Participant under this Agreement or with respect to Shares issued hereunder that do not otherwise exist by operation of law or the agreement of the parties. If Participant should marry or remarry subsequent to the date of this Agreement, Participant shall, within thirty (30) days thereafter obtain his/her new spouse’s acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

9. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

10. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

11. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other awards in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s service with the Company.

12. Amendment. The Company has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

13. No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon Participant any right to be retained an employee, or officer or director of, or consultant or advisor to the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate Participant’s continuous service at any time. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

Exhibit A

Notice of Stock Option Exercise

Date: [Insert Date of Exercise]

Apnimed, Inc.

Attention: President

Dear Sir or Madam:

I am the holder of a Non-Statutory Stock Option granted to me under the 2017 Stock Incentive Plan for Apnimed, Inc., as amended, a Delaware corporation (the “Company”), on [Insert Grant Date] for the purchase of up to [Insert Number of Shares] shares of Common Stock of the Company at a purchase price of $[Insert Exercise Price] per share.

I hereby exercise my option to purchase [Insert Number of Shares to be Purchased] shares of Common Stock (the “Shares”), for which I have enclosed [Insert either: Cash or Certified or Bank Check] in the amount of [Insert Aggregate Purchase Price for Shares]. Please register my stock certificate as follows:

Name(s):

Address:

Social Security #:

I represent, warrant and covenant as follows:

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Very truly yours,

Name: [_________]

Exhibit B

Consent of Spouse

I, _____________________, the undersigned spouse of ________________ (“Participant”), acknowledge that I have read the Non-Statutory Stock Option Agreement between Apnimed, Inc. (the “Company”) and Participant, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights of the Company with regard to the option awarded pursuant to the Agreement and any securities issuable upon the exercise or other conversion of such option and which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in the option and any shares or other securities issued thereon shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the option and any shares or other securities issued thereon shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of __________________.

Name: